UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2013

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement.

On February 27, 2013, POZEN Inc., a Delaware corporation (“POZEN”), received written notice from DESITIN Arzneimittel GmbH (“DESITIN”) that DESITIN was terminating that certain License and Development Agreement (the “Agreement”), dated as of May 4, 2012, for the exclusive development and commercialization of MT 400 in 27 countries of the European Union, as well as Switzerland and Norway.  MT 400 is POZEN’s proprietary combination of sumatriptan and naproxen sodium, a multiple mechanism triptan therapy for the treatment of acute migraine.

There is no dispute among the parties, and POZEN has been advised that reimbursement uncertainty is the basis for DESITIN’s decision to terminate the Agreement.  The Agreement will terminate, in accordance with its terms, ninety (90) days from POZEN’s receipt of DESITIN’s notice of termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  March 4, 2013

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